UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
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Date of Report (Date of earliest event reported): April 17, 2020
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Welbilt, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	1-37548	47-4625716
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

            2227 Welbilt Boulevard, New Port Richey, Florida 34655
(Address of principal executive offices) (ZIP code)

(727) 375-7010
(Registrant’s telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	WBT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.    Entry into a Material Definitive Agreement.

On April 17, 2020, Welbilt, Inc. (the "Company") entered into Amendment No. 7 (the "Amendment") to the Credit Agreement, dated as of March 3, 2016 (as amended, restated, modified or supplemented from time to time, the "Credit Agreement"), among the Company, the subsidiary borrowers party thereto, the lenders and other financial parties from time to time party thereto and JPMorgan Chase Bank, N.A., individually and as administrative agent. The Amendment, among other things:

(a) provides a suspension period from the existing maximum leverage ratio and minimum interest coverage ratio financial covenants for four fiscal quarters (i.e., through the first fiscal quarter of 2021) and, at the conclusion of the suspension period, ameliorates the ratio levels required under those covenants for certain subsequent fiscal quarters;

(b) adds temporary financial covenants for the duration of the suspension period: requiring a minimum TTM EBITDA ($100 million as of June 30, 2020, $45 million as of September 30, 2020 and December 31, 2020, and $70 million as of March 31, 2021); capping capital expenditures (at $40 million over the TTM periods ending June 30, 2020 and September 30, 2020, and $30 million over the TTM periods ending December 31, 2020 and March 31, 2021); and requiring minimum month-end liquidity (at least $120 million for month ends from April 2020 through June 2020, $95 million thereafter through September 2020, $105 million thereafter through December 2020, $110 million thereafter through March 31 2021, and $140 million thereafter through June 2021);

(c) prohibits the borrowing of additional revolving loans to the extent (i) the Company has not yet evidenced compliance with the financial covenants for the fiscal period ending December 31, 2021 and (ii) such borrowings would result in a Consolidated Cash Balance (which excludes cash anticipated to be used within two weeks to pay obligations and cash of Chinese subsidiaries) greater than $100 million; and

(d) requires payment of a quarterly amendment fee (through December 31, 2021) to revolving lenders that consented to the Amendment in an amount equal to a per annum rate of 0.50% on such lenders’ average outstanding revolving loans during the applicable quarter.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the complete text of the underlying agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated herein by reference into this Item 2.03.

Item 7.01.    Regulation FD Disclosure.

On April 20, 2020, the Company issued a press release announcing the Amendment. The full text of the press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

The information furnished pursuant to Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liabilities under that section and shall not be deemed to be incorporated by reference into any document filed under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1
Amendment No. 7 to Credit Agreement, dated April 17, 2020, among Welbilt, Inc., the subsidiary borrowers party thereto, the lenders and other financial parties from time to time party thereto and JPMorgan Chase Bank, N.A., individually and as administrative agent.

99.1	Press Release, dated April 20, 2020, announcing an amendment to senior secured credit facility of Welbilt, Inc.
101	Interactive data files pursuant to Rule 405 of Regulation S-T, formatted in Inline Extensible Business Reporting Language ("iXBRL").
104	Cover page interactive data file (formatted in iXBRL and contained in Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WELBILT, INC.

Date: April 20, 2020	By:	/s/ Martin D. Agard
Martin D. Agard
Executive Vice President and Chief Financial Officer

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